                                                                    EXHIBIT 10.1




                      SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of May 28, 2003 (the "Amendment Date"), among INDUSTRIAL DISTRIBUTION GROUP, INC., a Delaware corporation (the "Borrower"), those Subsidiaries of the Borrower identified on the signature pages hereto as "Affiliate Guarantors"; Borrower and the Affiliate Guarantors are sometimes collectively referred to as the "Obligors" or individually referred to as an "Obligor"); WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank, a national bank ("Wachovia," or the "Bank"), as a "Lender," together with each of the other financial institutions identified as "Lenders" on the signature pages hereto (together with each of their successors and assigns, referred to individually as a "Lender" and, collectively, as the "Lenders"); Wachovia, acting as agent for the Lenders (including the Swingline Lender) in the manner and to the extent described in Article XIII of the Credit Agreement defined below (Wachovia, when acting in such capacity, herein called the "Administrative Agent"); FLEET CAPITAL CORPORATION ("Fleet"), a Rhode Island corporation, as a Lender and as Documentation Agent pursuant to the Credit Agreement; and BANK OF AMERICA, N.A. ("Bank of America"), a national bank, as a Lender and as Syndication Agent pursuant to the Credit Agreement; for the purpose of amending that certain Credit Agreement, dated as of December 22, 2000, among the aforesaid parties (as amended pursuant to a First Amendment to Credit Agreement, dated as of August 1, 2001, and hereby, the "Credit Agreement") in the following particulars. Capitalized terms used in this Amendment (including within the foregoing recitals), but not otherwise expressly defined herein, shall have the meanings given to such terms in the Credit Agreement.

                                    RECITALS:

                  WHEREAS, Borrower has requested that the Lenders extend the Maturity Date from March 31, 2004 to that date which is three years from the Amendment Date and, subject to the terms of this Amendment, the Lenders are willing to do so; and

                  WHEREAS, in connection with such extension, Borrower, Lenders and the Administrative Agent have agreed to amend the Credit Agreement in certain other respects, as hereinafter set forth; and

                  WHEREAS, all Affiliate Guarantors will obtain direct and material economic benefits from such extension being given and such amendments being made, and have agreed to join with Borrower in executing this Amendment in order to confirm their continuing credit support to Borrower in respect thereof;

                  NOW, THEREFORE, in consideration of the foregoing recitals and the agreements, provisions and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Obligors, together with Lenders and the Administrative Agent, the Documentation Agent and the Syndication Agent, each intending to be legally bound, hereby acknowledge, covenant and agree as follows:

         1.      Definitions.

         1.1 Cash Management Services. The following definition is hereby inserted in Section 1.1 of the Credit Agreement in the appropriate alphabetic order:

                  "Cash Management Services" means all cash management services extended by any Lender, individually, to the Borrower or any other Obligor in furtherance of, pursuant to, in accordance with or otherwise arising from the transactions contemplated to occur in, this Agreement or any other Credit Document including, without limitation, any in respect of a Lockbox or as a Lockbox Bank.

         1.2 Second Amendment Date. The following definition is hereby inserted in Section 1.1 of the Credit Agreement in the appropriate alphabetical order.

                  "Second Amendment Date" means May 28, 2003.

         1.3 Applicable Percentage. The definition of "Applicable Percentage", set forth in Section 1.1 of the Credit Agreement, is deleted in its entirety, and the following revised definition is substituted in its place:

                  "Applicable Percentage" shall mean, for Eurodollar Loans, Base Rate Loans and Unused Line Fees, the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent Calculation Date (as defined below) as shown below:

--------------------------------------------------------------------------------
 Tier          Leverage           Applicable        Applicable       Applicable
Levels         Ratio            Percentage for    Percentage for  Percentage for
                                  Eurodollar        Base Rate       Unused Line
                                     Loans            Loans             Fee
--------------------------------------------------------------------------------
   1       > 5.0 to 1.0              3.00%            1.75%            .375%
           -

   2       > 4.5 to 1.0 but          2.75%            1.50%            .375%
           -
           < 5.0 to 1.0
           -

   3       > 4.0 to 1.0 but          2.50%            1.25%            .375%
           -
           < 4.5 to 1.0
           -

   4       > 3.5 to 1.0 but          2.25%            1.00%             .25%
           -
           < 4.0 to 1.0
           -

   5       < 3.5 to 1.0              2.00%             .75%             .25%
           -

         Each Applicable Percentage shall be determined and adjusted quarterly on the date (each a "Calculation Date") five (5) Business Days after the date on which the Borrower provides the quarterly officer's certificate for each fiscal quarter in accordance with the provisions of Section 7.1(d); provided, however, that: (i) commencing on the Second Amendment Date, the Applicable Percentages shall be based on Tier Level 3 of the pricing grid shown above and shall remain at this Tier Level 3 until the first Calculation Date subsequent to June 30, 2003; and, thereafter, the Tier Level shall be determined by the then current Leverage Ratio; and (ii) if the Borrower fails to provide the officer's certificate to the Administrative Agent for any fiscal quarter as required by and within the time limits set forth in Section 7.1(d), each Applicable Percentage from the applicable date of such failure shall be based on Tier Level 1 until five (5) Business Days after an appropriate officer's certificate is provided, whereupon the Tier Level shall be determined by the then current Leverage Ratio. Except as set forth above, each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date.

         1.4 Approved Acquisition. The definition of "Approved Acquisition", set forth in Section 1.1 of the Credit Agreement, is hereby amended by (a) adding after the words "any Acquisition" appearing at the beginning of clause (A) thereof the words "which is approved for consideration hereunder as an "Approved Acquisition" by Administrative Agent, in its sole discretion, and" (b) changing the ratio "4.5:1" in clause (viii) thereof to "4.75:1", (b) changing the words and figure "Ten Million Dollars ($10,000,000)" in clause (x) thereof to "Fifteen Million Dollars ($15,000,000)" and (c) by changing clause (xi) thereof to clause (xii) and inserting therein the following new clause (xi):

                  (xi) no Accounts or Inventory of any Acquisition Target shall be included as Eligible Accounts Receivable or Eligible Inventory hereunder unless approved by the Administrative Agent following such field audit and other diligence as it shall deem appropriate;

         1.5 Borrowing Base. Clause (2) of the definition of "Borrowing Base", set forth in Section 1.1 of the Credit Agreement, is deleted in its entirety and the following revised clause (2) is substituted in its place:

                  (2) an amount equal to the lesser of (i) the product of the Eligible Inventory multiplied by the Applicable Inventory Advance Rate (as hereinafter defined), but limited to Ten Million Dollars ($10,000,000) in the case of Qualified Inventory (as hereinafter defined), or (ii) Fifty Million Dollars ($50,000,000); where "Applicable Inventory Advance Rate" means (i) fifty-five percent (55%) for Non-Qualified Inventory (as hereinafter defined); and (ii) seventy percent (70%) for Qualified Inventory (as hereinafter defined) and where (i) "Qualified Inventory" means Eligible Inventory meeting the following conditions: (1) it is situated at an ISA Site pursuant to an existing ISA which is then in effect with a Customer whose credit quality has been approved by the Administrative Agent in its commercially reasonable judgment; (2) Acknowledgment Agreements in regard to such Inventory in form satisfactory to the Administrative Agent have been duly executed and are then in effect, and (3) the ISA or Customer Agreement contains "buyback" or "buyout" provisions with respect to such Inventory satisfactory to the Administrative Agent; and
         (iii) "Non-Qualified Inventory" means any Eligible Inventory except Qualified Inventory, including any Eligible Inventory at any ISA Site which fails to meet any one of the foregoing criteria for "Qualified Inventory"; minus

         1.6 Consolidated Fixed Charges. Clause (v) of the definition of "Consolidated Fixed Charges", set forth in Section 1.1 of the Credit Agreement, is deleted in its entirety and the following revised clause (v) is substituted in its place:

                  (v)       cash income taxes paid

         1.7 Credit Documents. The definition of "Credit Documents," set forth in Section 1.1 of the Credit Agreement, is hereby amended by adding thereto at the end thereof the following:

                  The term "Credit Documents" shall not include, however, Interest Rate Protection Agreements.

         1.8 Eligible Accounts Receivable. The definition of "Eligible Accounts Receivable", set forth in Section 1.1 of the Credit Agreement, is hereby amended by inserting at the beginning of clause (vii) thereof (relative to Accounts of account debtors that are the subject of bankruptcy or similar proceedings) the phrase "unless otherwise agreed by the Administrative Agent in its commercially reasonable judgment" followed by a comma.

         1.9      Fee Letter. The definition of "Fee Letter", set forth in
Section 1.1 of the Credit Agreement, is hereby amended by changing the date "December 5, 2000" therein to "April 4, 2003".

         1.10 Letter of Credit Obligations. The definition of "Letter of Credit Obligations", set forth in Section 1.1 of the Credit Agreement, is hereby amended by deleting the last sentence thereof and substituting the following sentence in its place:

                  Notwithstanding the foregoing, the term "Letter of Credit Obligations," as and when used in this Credit Agreement for purposes of determining compliance with borrowing limitations, shall mean, for trade Letters of Credit only, an amount equal to one hundred percent (100%) of such Letter of Credit Obligations, minus the product of the then Applicable Inventory Advance Rate relative to Non-Qualified Inventory multiplied by the cost of the goods being purchased with a drawing under such letter of credit, plus duty, freight and costs of transport relative to such goods.

         1.11     Maturity Date. The definition of "Maturity Date", set forth in
Section 1.1 of the Credit Agreement, is hereby amended by changing the date "March 31, 2004" therein to "May 28, 2006".

         1.12     Obligations. The definition of "Obligations," set forth in
Section 1.1 of the Credit Agreement, is changed by adding thereto, as the end of the last line thereof, after the word "individually," the following words:

         including, without limitation, all indebtedness arising under or in respect of the provision of any Cash Management Services.

         1.13 Name Change. All references in the Credit Agreement and the other Credit Documents to "First Union" or "First Union National Bank" or "First Union Securities, Inc." henceforth shall be deemed to be references, instead, to "Wachovia," "Wachovia Bank, National Association" and "Wachovia Securities Corporation," respectively.

         2. Collection. Not later than thirty (30) days after, the Second Amendment Date, the Borrower shall have executed and delivered Lockbox Agreements with Wachovia in anticipation of all existing Lockboxes and Lockbox Accounts being transferred to Wachovia, and Wachovia becoming the sole Lockbox Bank as soon as practicable thereafter.

         3. Cash Control. Section 2.3(b)(ii)(C) of the Credit Agreement (as previously amended) is hereby amended by changing the words and figure "Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000)" therein to "Fifteen Million Dollars ($15,000,000)."

         4. Applications of Funds. Section 2.3 of the Credit Agreement shall be further amended by adding thereto a new subsection (e), to read as follows:


                  (e) All monies to be applied to the Obligations, whether such monies represent voluntary payments by the Borrower or are received pursuant to acceleration of the Obligations or realized from any disposition of Collateral, shall be allocated among the Administrative Agent, the Issuing Bank and such of the Lenders as are entitled thereto (and, with respect to monies allocated to the Lenders, on a pro rata basis unless and except to the extent otherwise expressly provided herein), as follows: (i) to the Issuing Bank, to pay any Issuing Bank Fees then due and payable; (ii) to the Issuing Bank, to pay the amount of any drawings on any portion of the Letters of Credit which the Issuing Bank has honored then due and payable and for which the Issuing Bank has not been reimbursed by the Agent or the Revolving Lenders in accordance with Section 3.4; (iii) to the Administrative Agent, to fund any depositing of cash in respect of Letters of Credit then required pursuant to Section 11.2; (iv) to the Administrative Agent, to pay principal and accrued interest on any portion of the Swingline Loans then due and payable and for which the Administrative Agent has not been reimbursed by the Lenders in accordance with Section 2.10(b)(ii); (v) to the Administrative Agent, to pay principal and accrued interest on any portion of the Revolving Loans which Agent may have advanced on behalf of any Lenders and for which Agent has not been reimbursed by such Lender or the Borrower, in accordance with Section 2.1(d), (vi) to the Administrative Agent, first, and then to the Lenders, to pay the amount of expenses that have not been reimbursed, respectively, to the Agent or the Lenders by the Borrower (or the other Lenders, as applicable) in accordance with the terms of this Agreement, together with any interest accrued thereon; (vii) to the Administrative Agent, to pay any amounts owed under indemnification obligations that have not been paid to the Administrative Agent by the Lenders or the Borrower, together with interest accrued thereon; (viii) to the Lenders for any amounts owed under indemnification obligations that they have paid to the Administrative Agent and for any expenses that they have reimbursed to the Administrative Agent; (ix) to the Administrative Agent, to pay any Administrative Agent's Fees due and payable; (x) to the Lenders, to pay any Lenders' Fees and any Unused Line Fees then due and payable; (xi) to the Lenders, to pay accrued interest on the Revolving Loans then due and payable; (xii) to the Lenders, to pay Revolving Loans and any other Obligations then due and payable, excluding, however, any arising in respect of Cash Management Services or Interest Rate Protection Agreements; (xiii) to any Lender party to any agreement respecting Cash Management Services, to pay any Obligations then owing thereunder; and
         (xiv) to any Lender party to an Interest Rate Protection Agreement, to pay any Obligations then owing thereunder. The allocations set forth in this subsection (e) are solely to determine the rights and priorities of the Issuing Bank, the Administrative Agent and Lenders as among themselves and may be changed by the Issuing Bank Administrative Agent and Lenders at any time or from time to time without notice to or the consent or approval of any Obligor.

         5. Early Termination Fee. Section 4.11 of the Credit Agreement is hereby deleted in its entirety, and the following revised Section 4.11 is substituted in its place:

                  4.11     EARLY TERMINATION FEE.

                  In the event that, pursuant to Section 2.2(c), the Borrower voluntarily prepays in full all Obligations and terminates all Commitments at any time prior to the second anniversary of the Second Amendment Date, then, notwithstanding any terms thereof or of this Credit Agreement to the contrary, the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, on the date on which such prepayment and termination becomes effective, an early termination fee, to compensate the Lenders for the loss of their bargain, and not as a penalty, in an amount equal to the product of (i) the original Revolving Credit Committed Amount; i.e., $100,000,000, multiplied by (ii) a percentage, which shall equal (A) one percent (1%), if the foregoing occurs on or prior to the first anniversary of the Second Amendment Date, and (B) one-half of one percent (1/2%), if the foregoing occurs after the first such anniversary but on or before the second anniversary of the Second Amendment Date. This early termination fee shall be in addition to, and separate from, any other fees and charges associated with such prepayment and termination, as provided herein or in any other Credit Document.

         6. Borrowing Base Certificate Change. Existing Section 7.1(e) of the Credit Agreement (as previously amended) is deleted in its entirety, and the following revised Section 7.1(e) is substituted in its place:

                  (e) not later than 12:00 Noon on the second Business Day of each week, a certificate, to be substantially in the form of Exhibit T (the "Borrowing Base Certificate"), duly completed and certified by an Authorized Officer of the Borrower, detailing the Obligors' Eligible Accounts Receivable as of the most recent date of determination (which shall be determined not less frequently than monthly) and Eligible Inventory as of each Friday of the immediately preceding week (unless the Administrative Agent requires otherwise, in its commercially reasonable judgment). Notwithstanding the foregoing, however, if (i) no Event of Default or Default exists, and (ii) Average Excess Availability is at least Twenty Million Dollars ($20,000,000), the Borrower, at its election, may defer the reporting of the Borrowing Base from weekly to monthly, in which event such report shall be due not later than the thirtieth (30th) day of each month (or if such day is not a Business Day, then, on the next succeeding Business Day). In addition, on the thirtieth (30th) day of each month (or if such day is not a Business Day, then on the next succeeding Business Day), the Borrower shall furnish a written report to the Lenders setting forth
         (i) the accounts receivable aged trial balance at the immediately preceding month end for each account debtor, aged by due date, which aging reports shall indicate which Accounts are current, up to 30, 30-to-60 and over 60 days past due and shall list the names and addresses of all applicable account debtors, (ii) a monthly accounts payable aging with such aging to be in form satisfactory to the Administrative Agent, (iii) a schedule of Inventory owned by each Obligor by location and category, in summary form, together with, on at least a quarterly basis, a detailed report in respect thereof, and (iv) a monthly report on the addition of any new locations of Inventory (including ISA Sites) and the entry into any new ISA. The Administrative Agent may, but shall not be required to, rely on each Borrowing Base Certificate delivered hereunder as accurately setting forth the available Borrowing Base for all purposes of this Credit Agreement until such time as a new Borrowing Base Certificate is delivered to the Administrative Agent in accordance herewith; Borrowing Base Certificates may be prepared and submitted to the Lenders on a more frequent basis than weekly (or, in the Administrative Agent's discretion, less frequently, but in no case less than monthly), provided, however, that such certificate complies with the requirements set forth elsewhere herein;

         7. Minimum Tangible Net Worth. Section 8.4 of the Credit Agreement is hereby deleted in its entirety and the following revised Section
8.4 is substituted in its place:

                  8.4       MINIMUM TANGIBLE NET WORTH.

                  The Borrower shall maintain a minimum Consolidated Tangible Net Worth, measured quarterly, at the end of each fiscal quarter, beginning on June 30, 2003, equal in amount to the sum of (i) eighty-five percent (85%) of actual Tangible Net Worth as of December 31, 2002, as determined by the Administrative Agent from the Borrower's audited financial statements for the fiscal year ended December 31, 2002 delivered pursuant to Section 7.1 (a) (the "Base Amount") plus
         (ii) fifty percent (50%) of Consolidated Net Income (excluding losses), determined quarterly for each fiscal quarter of the Borrower occurring thereafter, commencing with the Fiscal Quarter ending March 31, 2003, on a cumulative basis.

         8. Appraisals. Section 14.8 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

         Without limitation of the foregoing, Obligors shall pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with its obtaining, from time to time, as it shall determine in its commercially reasonable judgment, appraisals of Obligors' Inventory.

         9. Conditions Precedent. The amendments set forth herein shall not become effective unless and until (a) each Obligor shall have delivered to the Administrative Agent copies of resolutions of its Board of Directors or similar managing body approving and adopting this Amendment and any other Credit Documents executed in connection with this Amendment, the transactions contemplated herein and therein and authorizing the execution and delivery hereof and thereof, certified by a secretary or assistant secretary of such Obligor to be true and correct and in force and effect as of the Closing Date;
(b) each Obligor shall have delivered to the Administrative Agent copies of certificates of good standing, existence or equivalent with respect to such Obligor certified as of a recent date by the appropriate Governmental Authorities of its state or other jurisdiction of incorporation; (c) each Obligor shall have executed and delivered to the Administrative Agent an amendment to the Security Agreement (which may be in the form of an amendment and restatement, in its entirety, thereof) updating the terms thereof and otherwise to be in a form and substance satisfactory to the Administrative Agent; (d) to the extent not previously delivered to the Administrative Agent pursuant to the Security Agreement each Obligor shall have endorsed and delivered to the Administrative Agent as additional Collateral any Instrument held by it; (f) each Obligor shall have delivered to the Administrative Agent such other documents, instruments and agreements as it may request in connection herewith; and (e) Borrower shall have paid to the Administrative Agent and Lenders, as applicable, each of the fees payable to the Administrative Agent and Lenders on the Amendment Date pursuant to that certain Fee Letter, dated as of April 4, 2003 between Borrower and Administrative Agent.

         10. Certain Representations And Warranties. Each Obligor represents and warrants to the Lenders as inducements to their entry into this Amendment that: (a) it has the power and authority to enter into, deliver and to perform this Amendment and any Credit Documents to be executed and delivered in connection herewith (herein, "Amendment Documents"), and to incur any obligations provided for in this Amendment and any Amendment Documents, all of which have been duly authorized and approved in accordance with its corporate documents; (b) it has obtained all consents or approvals from any Person necessary to permit it to enter into and perform under the Amendment Documents without its being in violation of any material agreements with such Person; (c) this Amendment, together with all other Amendment Documents, shall constitute, when executed, its valid and legally binding obligations in accordance with their respective terms; (d) except with respect to events or circumstances occurring subsequent to the date thereof and known to the Lenders, all representations and warranties made by it in the Credit Agreement remain true and correct in all material respects as of the date hereof, with the same force and effect as if all such representations and warranties were fully set forth herein (except to the extent that any such representations or warranties refer to a specific date or period); (e) its obligations under the Credit Agreement and the other Credit Documents remain valid and enforceable obligations, and the execution and delivery of the Amendment and the other Amendment Documents shall not be construed as a novation of the Credit Agreement or any of the other Credit Documents; (f) as of the Amendment Date, it has no knowledge of any offsets or defenses existing in its favor in respect of the payment of any of the

Obligations; and (g) as of the Amendment Date, after giving effect to this Amendment, it has no knowledge that any Default or Event of Default exists.

          11.      Miscellaneous.

                  (a) Reference to Agreement and Note. This Amendment shall become effective upon its execution by all parties hereto and, at such time, its effective date shall be the date of this Amendment. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement" and each reference in the other Credit Documents to the Loan Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Effect on Credit Documents. Except as specifically amended above, the Credit Agreement and all other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (c) No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of the Agent or Lenders under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

                  (d) Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect hereto. All such fees and charges, if not paid promptly when due, may be charged directly as Revolving Loans.

                  (e) No Novation. Nothing contained herein is intended, or shall be construed, to constitute a novation of the Credit Agreement or any Credit Document.

                  (f) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to conflict of law provisions.

                  (g) Credit Document. This Amendment constitutes a Credit Document. (a)

         IN WITNESS WHEREOF the parties hereto have caused this Amendment to be executed under seal and delivered by their proper and duly authorized officers as of the date set forth above.

                                 BORROWER:

                                 INDUSTRIAL DISTRIBUTION GROUP, INC. (SEAL)



                                 By: /s/ Jack P. Healey
                                    ------------------------------------------
                                      Jack P. Healey, Senior Vice President

                                AFFILIATED GUARANTORS:

                                IDG USA, LLC            (SEAL)



                                By: /s/ Jack P. Healey,
                                    ----------------------------
                                    Jack P. Healey,
                                    Secretary

                                BUFORD BROS., INC.              (SEAL)



                                By: /s/ Jack P. Healey,
                                    ----------------------------
                                    Jack P. Healey,
                                    Secretary

                                CARDINAL MACHINERY, INC.         (SEAL)



                                By: /s/ Jack P. Healey,
                                    ----------------------------
                                    Jack P. Healey,
                                    Secretary

                                E.G. BLACKSTONE COMPANY         (SEAL)



                                By: /s/ Jack P. Healey,
                                    ----------------------------
                                    Jack P. Healey,
                                    Secretary

                                IDG-MEXICO, INC.        (SEAL)



                                By: /s/ Jack P. Healey,
                                    ----------------------------
                                    Jack P. Healey,
                                    Secretary

                                THE NEW ENGLAND GROUP INDUSTRIAL
                                DISTRIBUTORS, INC.      (SEAL)



                                By: /s/ Jack P. Healey,
                                    ----------------------------
                                    Jack P. Healey,
                                    Secretary

                                ADMINISTRATIVE AGENT AND LENDER:

                                WACHOVIA BANK, NATIONAL         (SEAL)
                                ASSOCIATION, as Administrative Agent and as a Lender



                                By: /s/ Scott Goldstein
                                   --------------------------------------
                                   Name:    Scott Goldstein
                                           -------------------------------
                                   Title:   Vice President
                                           -------------------------------

                                OTHER LENDERS:

                                FLEET CAPITAL CORPORATION,              (SEAL)
                                as Documentation Agent and as a Lender




                                By:  /s/ Kevin Nodell
                                    --------------------------------------
                                Name:    Kevin Nodell
                                      ------------------------------------
                                Title:   AVP
                                      ------------------------------------

                                BANK OF AMERICA, N.A.,          (SEAL)
                                as Syndication Agent and as a Lender



                                By:  /s/ John Olsen
                                   -------------------------------------
                                Name:  John Olsen
                                Title: Vice President

                                PNC BANK, NATIONAL ASSOCIATION,         (SEAL)
                                as a Lender


                                By:  /s/ Jundie Cademan
                                   -------------------------------------
                                Name:  Jundie Cademan
                                Title: Vice President

                                WHITEHALL BUSINESS CREDIT       (SEAL)
                                CORPORATION, as a Lender



                                By: /s/ Bradford Mitch
                                    --------------------------------------
                                Name:  Bradford Mitch
                                Title: V.P.